UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2024

Equillium, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38692	82-1554746
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2223 Avenida de la Playa Suite 105 La Jolla, CA	92037
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 240-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	EQ	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 22, 2024, Equillium, Inc. (the “Company”) held its 2024 Annual Meeting of Stockholders (the “Annual Meeting”). As of April 1, 2024, the record date for the Annual Meeting (the “Record Date”), 35,254,752 shares of the Company’s common stock were outstanding and entitled to vote at the Annual Meeting. A summary of the matters voted upon by stockholders at the Annual Meeting is set forth below.

A total of 25,426,317 shares of the Company’s common stock were present at the Annual Meeting or represented by proxy, which represents approximately 72% of the shares of the Company’s common stock outstanding as of the Record Date.

Proposal 1. Election of directors.

The Company’s stockholders elected the three persons listed below as Class III directors, each to serve until the Company’s 2027 Annual Meeting of Stockholders and until his or her respective successor has been duly elected and qualified, or until his or her earlier death, resignation or removal. The final voting results are as follows:

Name	Votes For	Votes Withheld	Broker Non- Votes
Daniel M. Bradbury	15,911,310	325,969	9,189,038
Martha J. Demski	15,971,815	267,830	9,186,672
Mark Pruzanski, M.D.	15,834,792	403,119	9,188,406

Proposal 2. Approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split.

The Company’s stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s common stock at a ratio in the range of 1-for-2 to 1-for-10, inclusive, with such ratio to be determined in the discretion of the Company’s Board of Directors and with such reverse stock split to be effected at such time and date, if at all, as determined by the Company’s Board of Directors in its sole discretion. The final voting results are as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
20,216,005	4,947,713	262,599	0

Proposal 3. Ratification of the appointment of the independent registered public accounting firm.

The Company’s stockholders ratified the appointment by the Audit Committee of the Company’s Board of Directors of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. The final voting results are as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
25,229,542	25,305	171,470	0

Proposal 4. Approval, on an advisory basis, of the compensation paid to the Company’s named executive officers as disclosed in the Company’s definitive proxy statement for the Annual Meeting.

The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Company’s definitive proxy statement for the Annual Meeting. The final voting results are as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
15,789,006	296,792	153,847	9,186,672

Proposal 5. Indication, on an advisory basis, of the preferred frequency of stockholder advisory votes on the compensation of the Company’s named executive officers.

The Company’s stockholders indicated, on an advisory basis, that the preferred frequency of stockholder advisory votes on the compensation of the Company’s named executive officers is every three years. The final voting results are as follows:

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
2,209,249	1,969,920	11,950,771	109,705	9,186,672

Consistent with the preference of our stockholders indicated by the voting results of Proposal 5, we have decided to include a stockholder advisory vote on the compensation of our named executive officers every three years until the next required vote on the frequency of such advisory votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUILLIUM, INC.

Date: May 23, 2024	By: /s/ Bruce D. Steel
Bruce D. Steel
President and Chief Executive Officer